Exhibit 99.4

For Axonyx Inc:	For TorreyPines Therapeutics, Inc.:
Colin Neill	Craig Johnson
Chief Financial Officer	Chief Financial Officer
212-645-7704	858-623-5665 Ext. 158

The Ruth Group	Rx Communications Group, LLC
John Quirk (investors)	Rhonda Chiger (investors)
646-536-7029	917-322-2569
Jason Rando (media)	Patricia Garrison (media)
646-536-7025	917-322-2567

AXONYX AND TORREYPINES THERAPEUTICS ANNOUNCE MERGER AGREEMENT

- Transaction Creates Robust Portfolio in the CNS Disease Area -

NEW YORK and SAN DIEGO, June 8, 2006 – Axonyx Inc. (NASDAQ: AXYX) and TorreyPines Therapeutics, Inc., a private company, today announced that they have entered into a definitive merger agreement. The merger would create a NASDAQ listed biopharmaceutical company that discovers and develops treatments for central nervous system (CNS) disorders. The resulting company will be named TorreyPines Therapeutics, Inc. and be headquartered in San Diego, California.

Under terms of the agreement, unanimously approved by both boards of directors, Axonyx would issue, and TorreyPines stockholders would receive, in a tax-free transaction, shares of Axonyx common stock such that TorreyPines stockholders would own approximately 58% of the combined company and Axonyx stockholders would own approximately 42%. These relative percentages will be adjusted if either party out-licenses one or more product candidates prior to closing. In addition, TorreyPines preferred shareholders will receive warrants to purchase combined company shares that, if fully exercised at closing, would give TorreyPines shareholders approximately 62% of the combined company. The transaction is subject to Axonyx maintaining certain minimum cash levels, as well as certain other customary conditions, including obtaining approval of each company’s stockholders. The transaction is expected to close during the fourth quarter of this year. Upon closing, the company is expected to trade on the NASDAQ Stock Market for which the company has reserved the symbol “TPTX.”

The combined company will have a deep, robust and diversified CNS pipeline focused on novel therapeutics for neurological diseases and disorders. At March 31, 2006, the pro forma combined company had more than $80 million in cash. The combined company’s initial focus will be on migraine, chronic pain and Alzheimer’s disease (AD). The

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pipeline at closing will include eight product candidates, with two candidates for pain and six for AD. The companies anticipate several key milestones related to their product candidates during the next 12 months. Among these include the following:

•	TorreyPines’ lead product candidate for chronic pain, tezampanel, is expected to enter into a Phase IIb clinical trial for the treatment of migraine.

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TorreyPines expects to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) and initiate a Phase I trial for NGX426, an oral prodrug of tezampanel, and a follow-on compound for migraine and chronic pain.

•	Axonyx will complete its ongoing Phase I trials with Posiphen( in development for the treatment of AD progression.

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Data will become available from TorreyPines’ Phase I single dose study evaluating the company’s lead AD product candidate, NGX267, a muscarinic or M1 receptor agonist, in healthy elderly volunteers. In addition, the company anticipates initiating a Phase I multiple dose trial with the compound.

•	Axonyx to begin a Phase I clinical trial with BNC, its highly selective butyrylcholinesterase inhibitor for the treatment of severe AD.

The combined pipeline also includes Phenserine, Axonyx’s lead compound for AD, which is in Phase III clinical development. The combined company plans to make Phenserine available to third parties for licensing.

“This merger will create a premier biopharmaceutical company with development and discovery capabilities across the CNS spectrum,” said Neil Kurtz, M.D., President and Chief Executive Officer of TorreyPines. “This joining of two exciting and complementary pipelines under one roof, with substantial financial assets to support continued efforts toward commercialization, should be a ‘win-win’ situation for the shareholders of both companies. This transaction truly brings together all of the necessary ingredients for a successful biopharmaceutical company: a notable pipeline of multiple product opportunities; proven clinical development and discovery capabilities to fuel ongoing product development; and strong financial resources. We plan to review all development opportunities with the goal of prioritizing the best opportunities while maintaining a reasonable burn rate.”

“This transaction meets one of Axonyx’s key strategic business objectives: to grow and strengthen our company in the area of CNS,” said Gosse B. Bruinsma, M.D., President and Chief Executive Officer of Axonyx. “By combining with TorreyPines, our shareholders will benefit from a stronger company that remains wholly dedicated to becoming a leading biopharmaceutical company in the area of CNS. The merger with TorreyPines brings with it a broad pipeline that currently has multiple and complementary clinical programs underway in AD, as well as programs in migraine and

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chronic pain. TorreyPines’ management team has significant drug development expertise and their experience and infrastructure will, in my opinion, provide an excellent opportunity to continue to move our product candidates toward potential approval.”

Products in or nearing clinical development will include:

Tezampanel: TorreyPines’ lead product candidate is a novel, parenteral compound for the treatment of chronic pain. Tezampanel is an AMPA/kainate (AK) receptor antagonist, offering a non-opioid, non-vascular approach to the management of migraine and other chronic pain states and represents a potentially promising alternative to current treatments. Two Phase I trials and five Phase IIa trials have been completed with tezampanel and TorreyPines plans to move forward with a Phase IIb clinical trial for the treatment of migraine.

NGX426: TorreyPines’ follow-on compound for chronic pain is an oral prodrug of tezampanel. TorreyPines plans to file an IND for NGX426 with the FDA and initiate a Phase I study. Both NGX426 and tezampanel may effectively relieve migraine and chronic pain through a novel mechanism that may not impart the side effects and risks associated with currently available migraine and other pain treatments.

NGX267: TorreyPines’ lead AD product is a muscarinic or M1 receptor agonist. The M1 receptor plays an important role in memory and cognitive processing. Its activation has also been linked to a decrease in beta amyloid 1-42 (A(42) production, a peptide that is involved in the creation of the amyloid plaques that are hallmarks of AD. NGX267 has completed a Phase I single dose study in healthy males and a second single dose study in healthy elderly volunteers. TorreyPines plans to initiate a Phase I multiple dose safety study.

Phenserine: Axonyx’s lead compound for AD, Phenserine has a dual mechanism of action: acetylcholinesterase inhibition and the lowering of A(42. Acetylcholinesterase is an enzyme active in the nerve synapse that degrades the neurotransmitter acetylcholine in the brain and other tissues of the body. Phenserine’s dual mechanism of action suggests that it has the potential to improve memory and cognition as well as slow disease progression. Phenserine was evaluated in a Phase III trial where the observed improvement in memory and cognition did not achieve statistical significance over placebo. Phenserine has been licensed to Daewoong for commercialization in South Korea and Axonyx is seeking strategic partners for Phenserine in other markets.

Posiphen™: Axonyx’s Phase I compound has consistently been shown to significantly reduce the levels of A(42 in preclinical animal studies. It is believed that Posiphen’s mechanism of action is through RNA translational inhibition and it is currently in development as a potential treatment to slow or prevent the progression of AD.

There are also three preclinical candidates in the pipeline: two TorreyPines compounds, targeted for the treatment of AD are a follow-on M1 agonist, NGX292, and NGX555, a gamma-secretase modulator discovered by TorreyPines; and Axonyx’s

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butyrylcholinesterase inhibitor Bisnorcymserine (BNC) for the potential symptomatic treatment of severe AD.

Management and Organization

Following the closing of the transaction, Dr. Neil Kurtz, President and Chief Executive Officer of TorreyPines will become President and Chief Executive Officer of the combined company. Evelyn Graham, currently Vice President, Corporate Development of TorreyPines will become the company’s Chief Operating Officer; and Craig Johnson, currently Chief Financial Officer, Dr. Michael Murphy, currently Chief Medical Officer and Dr. Steven Wagner, currently Chief Scientific Officer of TorreyPines will retain their respective positions in the combined entity. The combined company’s Board of Directors is expected to consist of a total of five current TorreyPines directors and three current Axonyx directors.

Piper Jaffray & Co. served as financial advisor to TorreyPines. Banc of America Securities LLC served as financial advisor to Axonyx.

Conference Call/Webcast Information

Axonyx and TorreyPines management will host a joint conference call/webcast to discuss matters mentioned in this release. The audio webcast with slides is scheduled for today, June 8, at 9:00 a.m. Eastern Time and can be accessed at the Axonyx corporate website at www.axonyx.com. Please note that this call/webcast will not include a question and answer session; shareholders and interested parties are therefore encouraged to view the audio/slide webcast. The audio/slide webcast will be archived for six months through December 6, 2006.

To listen to the call by telephone, parties may alternatively dial (877) 660-6853 or (201) 612-7415, account number: 286; confirmation identification: 205355 beginning at 9:00 a.m. ET to access the audio portion of the presentation. The related slide presentation can be downloaded for review at www.axonyx.com. In addition, a telephonic archive will be available through June 20, 2006.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Axonyx and TorreyPines Therapeutics intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Axonyx and TorreyPines Therapeutics are urged to read these materials when they become available because they will contain important information about Axonyx, TorreyPines Therapeutics and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Axonyx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Axonyx by directing a written request to: Axonyx, 500 Seventh Avenue, 10th Floor, New York, NY 10018, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement,

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prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Axonyx and its directors and executive officers and TorreyPines Therapeutics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Axonyx in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Axonyx is also included in Axonyx’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 16, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Axonyx at the address described above.

About TorreyPines Therapeutics

TorreyPines Therapeutics, Inc. is a biopharmaceutical company that discovers and develops small molecule drugs to treat diseases and disorders of the central nervous system. Led by an accomplished management team, TorreyPines is leveraging novel drug targets and technologies to deliver new therapies for migraine; chronic pain, including neuropathic pain; and Alzheimer’s disease. Its therapies are intended to offer significant advantages over current therapies. Further information is available at www.torreypinestherapeutics.com.

About Axonyx

Axonyx Inc. is a U.S.-based biopharmaceutical company engaged in the acquisition and development of proprietary pharmaceutical compounds for the treatment of CNS disorders. Axonyx currently has three compounds in development for Alzheimer’s disease, namely Phenserine - a potential symptomatic and disease progression treatment of mild to moderate Alzheimer’s disease (AD), Posiphen™ - a potential disease progression treatment for AD now in Phase I, and BisNorCymserine (BNC) - a potential

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symptomatic treatment of severe AD now in pre-Investigational New Drug (IND) stage. Additional information can be found at www.axonyx.com.

This press release contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger between Axonyx and TorreyPines Therapeutics, the trading of the combined company’s stock on the NASDAQ Stock Market, the amount of cash expected to be held by the combined company at closing, the timing for anticipated occurrence of key milestones related to each company’s product candidates, the characteristics and possible uses of the product candidates of each of Axonyx and TorreyPines Therapeutics, the expected advantages of combining Axonyx and TorreyPines Therapeutics, and the expected timing of closing of the merger. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including the possibility that the proposed transaction with TorreyPines Therapeutics may not ultimately close for any of a number of reasons, including, but not limited to, Axonyx not obtaining shareholder approval of the issuance of shares and warrants in the merger, the change in control resulting from the merger or the reverse split of Axonyx common stock; TorreyPines Therapeutics not obtaining shareholder approval of the merger, the possibility that NASDAQ will not approve the listing of the combined company’s shares for trading on the NASDAQ Stock Market or that the combined company will not be able to meet the continued listing requirements after the closing of the merger; that Axonyx and TorreyPines Therapeutics will forego business opportunities while the merger is pending; that prior to the closing of the proposed transaction, the businesses of the companies, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Axonyx and TorreyPines Therapeutics may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the merger.

This press release may contain forward-looking statements or predictions. These statements represent our judgment to date, and are subject to risks and uncertainties that could materially affect the Company, including those risks and uncertainties described in the documents Axonyx files from time to time with the SEC, specifically Axonyx’s annual report on Form 10-K. Specifically, with respect to our drug candidates Phenserine, Posiphen™ and BisNorCymserine, Axonyx cannot assure that: any preclinical studies or clinical trials, whether ongoing or conducted in the future, will prove successful, and if successful, that the results can be replicated; safety and efficacy profiles of any of its drug candidates will be established, or if established, will remain the same, be better or worse in future clinical trials, if any; pre-clinical results related to cognition and the regulation of beta-APP will be substantiated by ongoing or future clinical trials, if any, or that any of its drug candidates will be able to improve the signs or symptoms of their respective clinical indication or slow the progression of Alzheimer’s disease; any of its drug candidates will support an NDA filing, will be approved by the FDA or its equivalent, or if approved, will prove competitive in the market; or that Axonyx will have or obtain the necessary financing to support its drug development programs. Axonyx cannot assure that it will be successful with respect to identifying a (sub-) licensing partner for any of its compounds. Axonyx undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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